Exhibit 99.1

TCF Financial Corporation

2009 First Quarter Investor Presentation

The Convenience Franchise

1.)                                  Corporate Profile

At March 31, 2009

•                                          $18.1 billion financial holding company headquartered in Minnesota

•                                          33rd largest U.S. based bank by asset size

•                                          449 bank branches, 97 branches opened since January 1, 20041

•                                          23rd largest branch network

•                                          11 campus alliances; 6th largest in campus card banking relationships

•                                          1,627 ATMs free to TCF customers; 1,141 off-site

•                                          11th largest issuer of Visa® Classic debit cards

•                                          17th largest bank-affiliated equipment finance/leasing company in the U.S.

•                                          Tangible common equity of 5.52%

•                                          Repurchased outstanding Capital Purchase Program (CPP) preferred stock from the U.S. Treasury on April 22, 2009

1    Includes a South Dakota branch opened on April 6, 2009

2.)                                  Corporate Profile

•                                          Bank branches located in eight states

Traditional	198
Supermarket	236
Campus	15
Total	449

Minnesota	111
Illinois	206
Michigan	56
Colorado	36
Wisconsin	27
Arizona	7
Indiana	5
South Dakota	1
Total	449

3.)                                  What Makes TCF Different

•                                          Convenience

TCF banks a large and diverse customer base by offering a host of convenient banking services:

•                                          Open seven days a week, 364 days/year

•                                          Traditional, supermarket and campus branches

•                                          1,627 free ATMs

•                                          Free debit cards

•                                          No purchase-fee gift cards

•                                          Free coin counting

•                                          TCF Totally Free Online banking

•                                          Credit Quality

TCF is primarily a secured lender, emphasizing credit quality over asset growth.

4.)                                  What Makes TCF Different

•                                          No CPP preferred stock

•                                          No teaser rate or subprime lending programs

•                                          No Option ARM loans

•                                          No asset-backed commercial paper

•                                          No Freddie Mac or Fannie Mae preferred stock

•                                          No auto lease portfolio

•                                          No derivatives - no effect from OTTI ruling

•                                          No bank-owned life insurance

•                                          No structured investment vehicles (SIVs)

•                                          No mortgage servicing rights

5.)                                  Risk-Based Capital

$515 million excess over well capitalized requirement

($ millions)

	12/05	12/06	12/07	12/08	3/09

Actual	$1,050	$1,173	$1,246	$1,817	$1,819
Well Capitalized Requirement	$983	$1,057	$1,165	$1,240	$1,304
Tier 1:	8.79%	8.65%	8.28%	11.79%	11.20%
Total:	10.68%	11.10%	10.70%	14.65%	13.95%
Excess RBC:	$67	$116	$81	$577	$515

6.)                                  CPP Repayment

•                                          Preferred stock repurchase on April 22, 2009 - $361.2 million

•                                          Common stock warrant currently owned by U.S. Treasury will be repurchased by TCF or sold to a third party

•                                          As of April 22, 2009, TCF is the largest bank to repay CPP preferred stock

7.)                                  Risk-Based Capital - Proforma for CPP Preferred Stock Repurchase

($ milions)

		Proforma for
		CPP Preferred Stock
		Repurchase
	At 3/31/09	3/31/09

Total Risk-Based Capital	$1,819	$1,458
Well Capitalized Requirement	1,304	1,304
Excess Total Risk-Based Capital	$515	$154

Total Risk-Based Capital	13.95%	11.18%
Tier 1 Risk-Based Capital	11.20%	8.43%

8.)                                  Liquidity and Borrowing Capacity

At March 31, 2009

•                                          As part of the $11.6 billion deposit base provided by TCF’s retail franchise TCF has $736 million in excess cash held in interest-bearing deposits at the Federal Reserve. In addition, TCF has borrowing capacity from a variety of sources:

•                                          $2.4 billion in secured borrowing capacity at the Federal Home Loan Bank of Des Moines

•                                          $1.5 billion in unsecured and uncommitted available lines

•                                          $695 million of secured borrowing capacity at the Federal Reserve Discount Window

9.)                                  Securities Available for Sale

($ millions)

	2009 [1]	2008	2007	2006	2005

Mortgage-backed securities	$1,750	$1,929	$1,980	$1,849	$1,682
Government sponsored enterprise debentures	300	—	—	—	—
Total cost basis	2,050	1,929	1,980	1,849	1,682
Unrealized gains (losses)	49	37	(16)	(33)	(33)
Fair value	$2,099	$1,966	$1,964	$1,816	$1,649

At March 31, 2009, 99.9% of

securities available for sale were from

Fannie Mae, Freddie Mac or Ginnie Mae

1     At March 31, 2009

10.)                           Loans and Leases

11.)                           Consumer Real Estate

68% are 1st mortgages at March 31, 2009

($ millions)

	12/05	12/06	12/07	12/08	3/09

1st Mortgages	$4,146	$4,409	$4,707	$4,882	$4,933
Junior Liens	1,773	2,101	2,344	2,420	2,375
Total	$5,919	$6,510	$7,051	$7,302	$7,308

12.)                           Consumer Real Estate

At March 31, 2009

•                            68% 1st mortgages, average loan amount of $113,260

•                            32% junior lien positions, average loan amount of $36,109

•                            77% amortizing loans, 23% lines of credit

•                            75% fixed rate, 25% variable rate (prime based)

•                            97% of variable rate loans are at or below their interest rate floor

•                            Average home value of $253,7321

•                            Yield 6.39%

•                            Over-30-day delinquency rate 1.61%2

•                            Net charge-offs: 2009 = 1.22%3, 2008 = .86%, 2007 = .31%

•                            Average FICO score at origination of 724

•                            Completed 1,627 loan modifications and extensions on $252 million of consumer real estate loans

•                            Originated $1.3 billion of new loans in 2008 and 2009 year-to-date; of these loans, net charge-offs over the last five quarters totaled $490,584 (or 3 bps3)

1    Based on most recent values known to TCF

2    Excludes non-accrual loans

3    Annualized

13.)                           Commercial Lending +13%*

($ millions)

	12/05	12/06	12/07	12/08	3/09

Commercial Business	$435	$552	$558	$507	$494
Commercial Real Estate	2,298	2,391	2,558	2,984	3,039
Total	$2,733	$2,943	$3,116	$3,491	$3,533

*    Twelve-month growth rate

14.)                           Commercial Loans

At March 31, 2009

•                            Commercial real estate — $3 billion

•                       29% retail services

•                       20% apartment loans

•                       15% office buildings

•                       14% industrial buildings

•                       2% residential development and construction

•                            Commercial business — $494 million

•                            Yield 5.43%

•                            Over-30-day delinquency rate .31%1

•                            Net charge-offs: 2009 = .76%2, 2008 = .54%

•                            Approximately 99% of all commercial loans secured

•                            CRE location mix: 93% TCF Banking Markets, 7% Other

1     Excludes non-accrual loans

2     Annualized

15.)                           Leasing and Equipment Finance 1 +27%*

($ millions)

	12/05	12/06	12/07	12/08	3/09

Leasing and Equipment Finance	$1,560	$1,899	$2,175	$2,545	$2,855

1     Includes operating leases

*    Twelve-month growth rate

16.)                           Leasing and Equipment Finance

At March 31, 2009

•                            17th largest bank-affiliated equipment finance/leasing company in the U.S.

•                            34th largest equipment finance/leasing company in the U.S.

•                            Diverse equipment types

•                       19% manufacturing

•                       18% specialty vehicles

•                       17% construction

•                       15% medical

•                       10% technology and data processing

•                            Yield 7.00%

•                            Uninstalled backlog of $332.5 million; up $17.3 million from year-end 2008

•                            Over-30-day delinquency rate 1.85%1

•                            Net charge-offs: 2009 = .71%2, 2008 = .50%,

•                            Acquired a $277.4 million portfolio in first quarter of 2009

1    Excludes non-accrual loans and leases and includes $11.7 million (or 28 bps) in loans and leases purchased in first quarter 2009

2    Annualized

17.)                           TCF Inventory Finance

At March 31, 2009

•                            Launched in April 2008 and headquartered in Hoffman Estates, IL

•                            Inventory floorplan finance business with an initial focus on consumer electronics and household appliance industries

•                            Operates primarily in the U.S. with a presence in Canada

•                            55 employees

•                            $100.6 million in assets

•                            Loans are variable-rate with yields of 8.64%

18.)                           Allowance for Loan & Lease Losses

($ millions)

	12/05		12/06		12/07		12/08		3/09

Allowance for Loan & Lease Losses	$55.8		$58.5		$80.9		$172.4		$181.2	[2]
Net Charge-offs (NCO)[1]	$28.2		$18.0		$34.6		$100.5		$34.9

As a % of Loans & Leases:
Allowance	.55%		.52%		.66%		1.29%		1.31%
NCO	.29%		.17%		.30%		.78%		1.04	% [3]
Coverage Ratio	2.0	X	3.3	X	2.3	X	1.7	X	1.3	X [3]

1    Year-to-date

2    Excludes $15.1 million in reserves netted against purchased leasing portfolio balance

3    Annualized

19.)                           Delinquencies (Over 60-Day)1

(Percent)

($ millions)

	12/05	12/06	12/07	12/08	3/09

Delinquencies	.17%	.33%	.29%	.60%	.60%

Delinquencies	$17.2	$37.1	$35.8	$79.5	$82.3

Over 90-Day Delinquencies[1]:	.06%	.11%	.12%	.28%	.28%

1    Excludes non-accrual loans and leases

20.)                           Non-Performing Assets

($ millions)

	12/05	12/06	12/07	12/08	3/09

Non-Accrual Loans & Leases	$29.7	$43.2	$59.8	$172.5	$205.9
Real Estate Owned	17.7	22.4	45.8	61.7	70.7
Total	$47.4	$65.6	$105.6	$234.2	$276.6

# of consumer residential properties owned	70	95	137	187	206

21.)	Net Charge-Offs by Type

	YTD[1]
	2009	2008	2007
Consumer real estate:
First mortgage lien	.86%	.62%	.21%
Junior lien	1.98	1.34	.50
Total consumer real estate & other	1.29	.98	.40
Commercial real estate	.49	.44	.10
Commercial business	2.39	1.05	.22
Leasing and equipment finance	.71	.50	.20
Inventory Finance	—	—	N.A.
Total	1.04	.78	.30

[1] Annualized
N.A. Not Applicable

22.)	Loan and Lease Geographic Diversification
($ millions)

		Commercial
	Consumer	Real Estate	Leasing and
	Real Estate	& Commercial	Equipment	Inventory
At March 31, 2009:	& Other	Business	Finance	Finance	Total
Minnesota	$2,836	$903	$73	$1	$3,813
Illinois	2,224	796	100	6	3,126
Michigan	1,229	903	113	5	2,250
Wisconsin	521	509	54	8	1,092
Colorado	440	104	52	4	600
California	9	19	374	4	406
Texas	2	3	208	23	236
Florida	6	59	158	9	232
Ohio	4	55	110	3	172
Arizona	40	32	87	1	160
New York	4	1	145	3	153
Indiana	25	56	51	14	146
Other	23	93	1,273	20	1,409
Total	$7,363	$3,533	$2,798	$101	$13,795

23.)	Net Charge-Offs[1] vs. Other Banks
(Percent)

	2005	2006	2007	2008	2009 [2]

TCF	.29%	.17%	.30%	.78%	1.04%
Huntington	.33%	.31%	1.42%	1.83%	3.29%
Bank of America	.83%	.68%	.82%	1.72%	2.70%
U.S. Bancorp	.51%	.38%	.52%	1.07%	1.65%
Synovous Financial	.29%	.26%	.46%	1.70%	3.50%
BB&T	.30%	.27%	.38%	.89%	1.56%
KeyCorp	.48%	.25%	.38%	1.62%	2.57%

1 As a percent of average loans & leases
[2] Annualized

24.)	Total Deposits
Quarterly Average Balances +9%*
($ millions)

	12/31/05	12/31/06	12/31/07	12/31/08	3/31/09

Certificates of deposit	$1,887	$2,471	$2,307	$2,449	$2,463
Savings and money market	2,839	2,915	3,194	3,486	4,462
Checking	4,102	4,141	3,981	3,914	3,952
Total	$8,828	$9,527	$9,482	$9,849	$10,877

Average Rate:	1.54%	2.33%	2.29%	1.51%	1.49%

* Twelve-month growth rate

25.)	Banking Fees and Other Revenue[1]
($ millions)

	2005	2006	2007	2008	2009

First Quarter	$85	$92	$94	$96	$90
Second Quarter	97	104	106	103	—
Third Quarter	102	105	107	107	—
Fourth Quarter	99	99	106	100	—
Total	$383	$400	$413	$406	$90

[1] Consisting of fees and service charges, card revenue, and ATM revenue

26.)                           Card Revenue

($ millions)

	2005	2006	2007	2008	2009

First Quarter	$17.6	$21.3	$23.3	$24.8	$25.0
Second Quarter	19.8	22.9	24.9	26.8	—
Third Quarter	21.0	24.4	25.6	26.2	—
Fourth Quarter	21.4	23.5	25.1	25.2	—
Total	$79.8	$92.1	$98.9	$103.0	$25.0

Sales Volume:	$5,673	$6,465	$6,949	$7,280	$1,751	[1]
Average Interchange Rate:	1.34%	1.36%	1.35%	1.34%	1.33	% [1]

1    Year-to-date

27.)         Card Revenue

•      11th largest issuer of Visa® Classic debit cards

•      12th largest issuer of Visa® Commercial debit cards

•      $1.8 billion in sales volume, down .5% 1

•      19.8 transactions per month on active cards, up 1% 1

1    Year-to-date

28.)                           Cautionary Statement

This presentation and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to, continued or deepening deterioration in general economic and banking industry conditions; continued increases in unemployment in TCF’s primary banking markets; limitations on TCF’s ability to pay dividends or to increase dividends in the future because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to deteriorating conditions in the banking industry and the economic impact on banks of the Emergency Economic Stabilization Act, as amended (“EESA”) or other related legislative and regulatory developments; the imposition of requirements with an adverse financial impact relating to TCF’s lending, loan collection and other business activities as a result of the EESA,  or other legislative or regulatory developments such as mortgage foreclosure moratorium laws; possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, an inability to increase the number of deposit accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; impact of legislative, regulatory or other changes affecting customer account charges and fee income; legislative changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines (so-called “cramdown” provisions); reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments, including adoption of state legislation that would increase state taxes; adverse findings in tax audits or regulatory examinations and resulting enforcement actions; changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including continuing declines in commercial or residential real estate values or changes in allowance for loan and lease losses methodology dictated by new market conditions or regulatory requirements; lack of or inadequate insurance coverage for claims against TCF; technological, computer related or operational difficulties or loss or theft of information; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; results of litigation, including potential class action litigation concerning TCF’s lending or deposit activities or employment practices and possible increases in indemnification obligations for certain litigation against Visa U.S.A. (“covered litigation”) and potential reductions in card revenues resulting from covered litigation or other litigation against Visa; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity; or other significant uncertainties. Investors should consult TCF’s Annual Report on Form 10-K, and Forms 10-Q and 8-K for additional important information about the Company.

29.)                           Glossary of Terms

Coverage Ratio

Period-end allowance for loan and lease losses as a multiple of annualized net charge-offs.

Earnings per Common Share

Net income available to common stockholders divided by weighted-average common and common equivalent shares outstanding during the period (diluted Earnings per Common Share).

Fees and Other Revenue

Non-interest income excluding gains/losses on sales of securities, gains on sales of branches and real estate, gains/losses on termination of debt, and certain other businesses.

Net Interest Margin

Annualized net interest income (before provision for credit losses) divided by average interest-earning assets for the period.

30.)         Glossary of Terms (continued)

Return on Average Assets (ROA)

Annualized net income divided by average total assets for the period.

Return on Average Common Equity (ROCE)

Annualized net income available for common stockholders divided by average common stockholders’ equity for the period.

Tangible Common Equity (TCE)

Tangible common equity divided by consolidated assets at period end.

31.)         Source References

Slide: Corporate Profile

33rd largest U.S. bank - Ipreo; 12/31/08

23rd largest branch network - SNL Financial, LC; 1Q09

6th largest in campus card relationships - CR80News; Spring 2008

11th largest issuer of Visa Classic - Visa; 4Q08; ranked by sales volume

17th largest bank-affiliated leasing company - The Monitor; Jul/Aug 2008

Slide: Common Stock Dividend History

10-year compounded annual growth rate - Ipreo

Slide: Leasing and Equipment Finance

17th largest bank-affiliated leasing company - The Monitor; Jul/Aug 2008

34th largest leasing company - The Monitor; 2008 Monitor 100

Slide: Net Charge-Offs vs. Other Banks

Net charge-off data - SNL Financial, LC; 1Q09

Slide: Card Revenue

11th largest issuer of Visa Classic - Visa; 4Q08; ranked by sales volume

12th largest issuer of Visa Commercial - Visa; 4Q08; ranked by sales volume